SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CARLYLE INDS.

          THE GABELLI PERFORMANCE PARTNERSHIP
                                10/13/98           74,000-             .6200
          GIL II, LTD.
                                10/05/98            2,200              .5000
          GABELLI INTERNATIONAL LTD
                                10/22/98            5,100              .6225
                                10/13/98           74,000              .6200
          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 9/29/98          321,974-             .4688
               THE GABELLI ABC FUND
                                 9/29/98          321,974              .4688
          GAMCO INVESTORS, INC.
                                10/30/98            8,500              .9816
                                10/26/98           14,200              .7354
                                10/13/98            1,608-             .6250
                                 9/22/98           50,000              .5531
                                 9/02/98            4,000-             .6875

















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.